Exhibit 10.1

Agreement for Use of Corporate Airplane

This Agreement for Use of Corporate Airplane (“Agreement”) is made effective as of January 1, 2011, by and between OSI Restaurant Partners, LLC (“OSI”) and Elizabeth Smith (“Executive”).

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	During the calendar year 2011, OSI grants Executive the right to use the OSI corporate airplanes for personal trips at no cost to Executive.

2.	Executive acknowledges and agrees that she is required to report any such personal use of the OSI corporate airplanes as taxable income.

3.
OSI will provide Executive with a tax gross-up payment for applicable federal, state and local taxes paid by Executive in connection with (i) the airplane use for up to fifty (50) hours of flying time for personal trips, and (ii) the tax gross-up payment itself.  This gross-up payment shall be paid no later than April 15, 2012.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 30th day of June, 2011.

OSI Restaurant Partners, LLC                   Elizabeth Smith
By:          /s/ Joseph Kadow                       By:   /s/ Elizabeth Smith
Name:    Joseph Kadow
Title:       Executive Vice President